UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2004

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

NCR Corporation (the “Company”) is furnishing the following information as required under Item 12 “Results of Operations and Financial Condition” of Form 8-K. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

On April 8, 2004, NCR issued a press release announcing its expected first-quarter 2004 revenue and earnings per share amounts along with updating its forecast for 2004 earnings per share. A copy of the press release is furnished as Exhibit 99.1 of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: April 8, 2004	By:	/s/ Peter Bocian
Peter Bocian
Vice President, Finance and Interim Chief Financial Officer

Index to Exhibit

Exhibit No.	Description
99.1	Press Release dated April 8, 2004.